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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      ----------------------------------

                                  Form 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                            Snyder STRYPES Trust
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           (Exact name of registrant as specified in its charter)


          Delaware                                        Applied For
--------------------------                     ---------------------------------
(State of incorporation or                     (IRS employer identification no.)
organization)


c/o Puglisi & Associates                                          19715
850 Library Avenue                                          -----------------
Suite 204                                                      (zip code)
Newark, Delaware
-------------------------
(Address of principal
executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be                        Name of each exchange on which
so registered                                    each class is to be registered
-------------------------                        ------------------------------

Structured Yield Product                         New York Stock Exchange, Inc.
Exchangeable for Stock(SM),
par value $.10 per STRYPES


Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant's Securities to be Registered.

        The section captioned "Description of the STRYPES" in the Registrant's preliminary prospectus dated August 29, 1997 forming a part of the Registrant's Registration Statement on Form N-2 (File Nos. 333-33707 and 811-08337) (the "Registration Statement"), is incorporated herein by reference.

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ITEM 2.  EXHIBITS.

        (I) The following exhibit has been filed with the Securities and Exchange Commission:

                (1) Preliminary Prospectus of the Registrant, dated August 29,
                    1997, constituting a part of the Registration Statement.

        (II) The following exhibits are to be filed with the New York Stock
Exchange:

                (1) Pre-Effective Amendment No. 1 to the Registration Statement.
                (2) Pre-Effective Amendment No. 2 to the Registration Statement.
                (3) Pre-Effective Amendment No. 3 to the Registration Statement.
                (4) Pre-Effective Amendment No. 4 to the Registration Statement.
                (5) Trust Agreement of the Registrant.
                (6) Amended and Restated Trust Agreement of the Registrant.
                (7) Certificate of Trust of the Registrant.
                (8) Specimen Certificate for the Registrant's STRYPES.


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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        Snyder STRYPES Trust
                                        (Registrant)

                                        By: /s/ Donald J. Puglisi
                                           -------------------------
                                           Donald J. Puglisi
                                           Managing Trustee

September 17, 1997


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